Exhibit 99.1

NeOnc Provides Business Update and Reports Q4 2025 Financial Results

CALABASAS, Calif., April 01, 2026 -- NeOnc Technologies Holdings, Inc. (Nasdaq: NTHI) (“NeOnc” or the “Company”), a multi-Phase 2 clinical-stage biopharmaceutical company developing novel therapies for central nervous system (CNS) cancers, today announced financial results for the quarter and year ended December 31, 2025, and provided an update on recent operational achievements and upcoming milestones.

Amir Heshmatpour, Chief Executive Officer, Executive Chairman, and President, commented:

“Q4 2025 and early 2026 marked important inflection points for NeOnc. We completed NEO212’s Phase 1 dose escalation and established a recommended Phase 2 dose of 610 mg, with early signs of possible anti-tumor activity in heavily pretreated patients.

In parallel, the NEO100 Phase 2a study in recurrent IDH1-mutant high-grade glioma is fully enrolled. Updated Phase 1/2a data suggested a 24% radiographic remission rate, 44% six-month progression-free survival, and no significant toxicity.

We also strengthened the balance sheet through a PIPE financing anchored by Cinctive Capital’s $10 million commitment, expanded the leadership team, and advanced our Middle East strategy through NuroMENA.

Looking ahead, we plan to hold a Type B End-of-Phase 1 FDA meeting for NEO212. We also expect a preliminary NEO100 Phase 2a data readout in approximately five months. We believe these near-term catalysts position NeOnc to deliver value-creating milestones for shareholders in the months ahead.”

Fourth Quarter and Recent Highlights

Clinical Milestones & Data

●	NEO212 — Phase 1 Complete, RP2D Set at 610 mg:

○	Early signs of possible clinical efficacy, including potential durable disease control in heavily pretreated recurrent GBM and brain metastasis patients, observed even within the safety-focused phase

○	The company intends to request a Type B End-of-Phase 1 FDA meeting to align on a potential pivotal, registrational Phase 2 study

○	Exploring an Accelerated Approval pathway

○	First oral bio-conjugated temozolomide asset is mechanistically differentiated by its potential ability to overcome MGMT-mediated TMZ resistance.

●	NEO100 — Phase 2a Fully Enrolled: Completed enrollment in the NEO100 Phase 2a trial for IDH-1 mutant recurrent high-grade glioma, with an interim data readout expected in ~5 months (approximately August 2026).

●	Updated NEO100 Clinical Results Show Possible Durable Efficacy in Recurrent IDH1-Mutant Gliomas:

○	Expanded 25-patient cohort from Phase 1/2a and compassionate-use experience, intranasal NEO100

○	Suggested a 24% radiographic remission rate (6/25)—3× the ~8% historically seen with salvage therapies

○	44% six-month progression-free survival (vs. 21–31% historical benchmarks)

○	36% of patients (9/25) alive ≥18 months post-treatment initiation

○	No significant toxicity even under prolonged chronic dosing

○	Reinforces NEO100’s potential as a first-in-class, CNS-penetrant metabolic therapy for recurrent WHO Grade III/IV IDH1-mutant astrocytoma.

●	NEO100 & Ultrasound: Announced AI-driven findings demonstrating that ultrasound may enhance the potency of NEO100 against primary and metastatic brain tumors, pointing toward a potential combination approach.

Middle East Expansion (NuroMENA)

●	Executive Chairmanship: His Highness Sheikh Nahyan bin Zayed Al Nahyan assumed the role of Executive Chairman of NuroMENA, NeOnc’s UAE-based subsidiary, to advance a UAE-US partnership in brain cancer treatment.

●	Operational Agreements: NuroMENA executed a Master Services Agreement with M42’s IROS and expanded its Board of Directors.

Strengthening Leadership & Securing Growth Capital

●	PIPE Financing: Raised a PIPE investment anchored by a $10 million commitment from Cinctive Capital Management, strengthening the balance sheet to advance clinical priorities.

●	Chief Executive Officer: Named Amir Heshmatpour as CEO to lead the company’s next phase of clinical and corporate development.

●	Chief Accounting Officer: Appointed David Choi as CAO to oversee the Company’s accounting, financial reporting, internal controls, and corporate governance functions.

●	Scientific Advisory Board Expansion: Added two leading neuro-oncologists — Dr. David M. Ashley, Director of Duke’s Preston Robert Tisch Brain Tumor Center, and Dr. Alexandra M. Miller, Chief of Neuro-Oncology at NYU Langone’s Perlmutter Cancer Center — deepening the company’s scientific bench.

Investor & Media Engagement

●	Broadcast Exposure: Featured across multiple New to The Street segments on Bloomberg Television (U.S., MENA, and Latin America) and Fox Business, increasing visibility among retail and institutional audiences.

●	Investor Events & KOL Calls: Hosted multiple investor and key opinion leader conference calls presenting clinical data updates and participated in the New to The Street Accredited Investor Event at Hudson Yards, New York.

Financial Results for Q4 2025

●	G&A expenses: $4,818k vs. $1,680k in Q4 2024, reflecting expanded marketing, rent, travel, and Middle East partnership-related costs.

●	R&D expenses: $3,638k vs. $3,045k in Q4 2024, driven by active management of NEO100 trial sites, recruitment for NEO212, initiation of NEO100-3, and overall patient recruitment activity.

●	Net loss: $62.1 million or $3.20 per diluted share, compared to $11.9 million or $0.69 per diluted share in Q4 2024, primarily due to increased general and administrative expenses, as well as stock-based compensation expenses.

ABOUT NEONC TECHNOLOGIES HOLDINGS, INC.

NeOnc Technologies Holdings, Inc. is a clinical-stage life sciences company focused on the development and commercialization of central nervous system therapeutics that are designed to address the persistent challenges in overcoming the blood-brain barrier. The company’s NEO™ drug development platform has produced a portfolio of novel drug candidates and delivery methods with patent protections extending to 2038. These proprietary chemotherapy agents have demonstrated positive effects in laboratory tests on various types of cancers and in clinical trials treating malignant gliomas. NeOnc’s NEO100™ and NEO212™ therapeutics are in Phase II human clinical trials and are advancing under FDA Fast-Track and Investigational New Drug (IND) status. The company has exclusively licensed an extensive worldwide patent portfolio from the University of Southern California consisting of issued patents and pending applications related to NEO100, NEO212, and other products from the NeOnc patent family for multiple uses, including oncological and neurological conditions.

For more about NeOnc and its pioneering technology, visit https://neonc.com.

Important Cautions Regarding Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “intend,” “expect,” “plan,” “budget,” “forecast,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “evaluating,” or similar words. Statements that contain these words should be read carefully, as they discuss our future expectations, projections of future results of operations or financial condition, or other forward-looking information.

Please refer to the “Risk Factors” section of our Quarterly and annual reports on Form 10-Q and 10-K as filed with the Securities and Exchange Commission, along with other cautionary language in that report and risk factors and other cautionary language in our subsequent filings with the Securities and Exchange Commission, outlines important risks and uncertainties. These may cause our actual results to differ materially from the forward-looking statements herein, including but not limited to the fact that results of preclinical studies and early clinical trials may not be predictive of results of future clinical trials, announced or published data from our clinical trials may change as more patient data become available and are subject to audit and verification procedures that could result in material changes in the final data and our product candidates are in preclinical and clinical stages of development, are not approved for commercial sale and might never receive regulatory approval or become commercially viable.

We assume no obligation to revise or update any forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by applicable securities laws and regulations.

“NEO100” and NEO “212” are registered trademarks of NeOnc Technologies Holdings, Inc.

Company Contact:
info@neonc.com

Investor Contact:
James Carbonara
Hayden IR
(646)-755-7412
james@haydenir.com

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